EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



                                              STATE OF INCORPORATION OR
                NAME                               ORGANIZATION
--------------------------------------     -------------------------------
TOPS Pharmacy Services, Inc.                          Texas
PRN Research, Inc.                                    Texas
Physician Reliance Investments, LLC                 Delaware
PRN Physician Reliance, LLC                           Texas
Physician Reliance, LP                                Texas